EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer International Reports 4th Quarter 2005 Net

Income Up 20.0 Percent

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)-February 8, 2006—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three-months and fiscal year ended December 30, 2005.

FOURTH QUARTER RESULTS

For the quarter ended December 30, 2005, net income increased by $3.4 million, or 20.0 percent, to $20.4 million compared to $17.0 million in the same quarter of 2004, reflecting growth in both the wholesale and retail segments. Income from operations increased by $5.8 million, or 19.1 percent, to $36.1 million compared to $30.3 million in the same quarter of 2004. Diluted earnings per share for the quarter increased to $0.54 from $0.44 a year earlier, up 22.7 percent. The company had $25.2 million of cash flow from operations in the fourth quarter, an improvement of $17.7 million from the same period in 2004, and paid down $18.1 million of debt. In addition, the company’s first dividend to shareholders of $5.6 million was paid during the fourth quarter of 2005. Also during the fourth quarter of 2005, the company declared a second dividend of $5.6 million to shareholders which was paid in January 2006.

“We continue to see strong year-over-year financial results in our company,” said Don Orris, chairman and chief executive officer. “Income from operations for our retail segment more than doubled for the fourth quarter of 2005 compared to the like quarter of 2004 and is up 63.8 percent for the year. For the year, our wholesale segment’s revenues exceeded $1 billion and consolidated income from operations, excluding the previously announced $11.3 million software write-off, exceeded $100 million for the year. Our strong cash flow enabled us to repay $64 million of our debt and to pay our first dividend,” added Orris.

YEAR-TO-DATE RESULTS

For the fiscal year ended December 30, 2005, on an as-reported basis, revenues increased to $1,860.1 million from $1,808.1 million in 2004. Net income increased to $50.9 million from $47.2 million last year. Diluted earnings per share increased to $1.34 from $1.24 a year earlier, and income from operations increased by $6.6 million, or 7.6 percent, compared to 2004. The 2005 results include the write-off of $11.3 million of software development costs and $3.3 million of pre-tax charges related to legal cases during the last half of 2005. Cash provided by operating activities exceeded $100 million and $64.1 million was paid on long-term debt bringing the debt balance to $90.0 million.

Net income for 2005, adjusted to exclude the $11.3 million of pre-tax costs ($6.8 million after-tax) related to the software write-off, increased to $57.7 million from $47.2 million in 2004, a gain of 22.2 percent. Adjusted diluted earnings per share increased to $1.52 from $1.24 in 2004, up 22.6 percent. Adjusted income from operations for 2005 increased 20.7 percent to $104.4 million from $86.5 million a year earlier.

Note: A tabular reconciliation of the differences between the adjusted financial results set forth above and financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Wednesday, February 8). To participate, please call five minutes early by dialing (888) 428-4479 (in USA) and ask for “Pacer Fourth Quarter and Year 2005 Earnings Call.” International callers can dial (612) 234-9960.

Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from February 8 at 10:15 p.m. Eastern Time to March 8 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 814966. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission, including adjusted diluted earnings per share, adjusted net income and adjusted income from operations. These non-GAAP measures which exclude the effect of the company’s write-off of computer software in the second quarter of 2005, are used by Management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that these non-GAAP financial measures by excluding the impact of the non-cash write-off provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, capacity shortages or weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; changes in our business strategy, development plans or cost savings plans; the loss of one or more of our major customers; competition; availability of qualified personnel; the frequency or severity of accidents, particularly involving our trucking operations; our ability to integrate acquired businesses; changes in, or the failure to comply with, government regulations; changes in interest rates; difficulties in maintaining or enhancing our information technology systems; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 14, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

December 30, 2005
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$9.1
Accounts receivable, net	219.3
Prepaid expenses and other	10.8
Deferred income taxes	4.0

Total current assets	243.2
Property and equipment
Property, plant & equipment at cost	94.8
Accumulated depreciation	(58.7)

Property and equipment, net	36.1
Other assets
Intangible assets, net	288.3
Deferred income taxes	9.1
Other assets	13.5

Total other assets	310.9

Total assets	$590.2

Liabilities & Equity
Current liabilities
Current maturities of long-term debt and capital leases	$—
Book overdraft	—
Accounts payable and accrued liabilities	188.2

Total current liabilities	188.2
Long-term liabilities
Long-term debt and capital leases	90.0
Other	5.3

Total long-term liabilities	95.3
Stockholders’ equity
Common stock	0.4
Paid In capital	277.8
Retained earnings	28.7
Accumulated other comprehensive loss	(0.2)

Total stockholders’ equity	306.7

Total liabilities and equity	$590.2

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	2005
Cash Flows from Operating Activities
Net income	$50.9
Adjustments to net income
Depreciation and amortization	6.9
Deferred income taxes	2.5
Loss on write-off of computer software	11.3
Change in receivables	12.8
Change in other current assets	(0.6)
Change in current liabilities	16.5
Other	0.6

Net cash provided by operating activities	100.9

Cash Flows from Investing Activities
Capital expenditures	(5.3)
Proceeds from sales of property and equipment	0.3

Net cash used for investing activities	(5.0)

Cash Flows from Financing Activities
Book overdraft	(18.6)
Proceeds from issuance of common stock	1.8
Dividends paid to shareholders	(5.6)
Debt, revolver, net and capital lease payments	(64.1)

Net cash used for financing activities	(86.5)

Effect of exchange rate changes on cash	(0.3)

Net change in cash and cash equivalents	9.1
Cash at beginning of period	—

Cash at end of period	$9.1

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Year Ended December 30, 2005 and December 31, 2004

In millions, except share and per share amounts

Unaudited

Item	2005				2004	As Adjusted Variance 2005 vs 2004%
	As Reported Results	Adjustments		As Adjusted Results	As Reported Results
Income from operations	$93.1	$11.3	1/	$104.4	$86.5	$17.9	20.7%
Interest expense	8.2	—		8.2	9.6	(1.4)	-14.6%

Income before income taxes	84.9	11.3		96.2	76.9	19.3	25.1%
Income taxes	34.0	4.5	2/	38.5	29.7	8.8	29.6%

Net income	$50.9	$6.8		$57.7	$47.2	$10.5	22.2%

Diluted earnings per share	$1.34	$0.18		$1.52	$1.24	$0.28	22.6%

Weighted average shares outstanding	38,042,454	38,042,454		38,042,454	38,140,409	(97,955)	-0.3%

1/	Write-off of costs related to the development of Stacktrain computer software.

2/	Income tax effect of the write-off at the effective rate.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	4th Quarter 2005				Year
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
	GAAP				GAAP
Revenues	$330.1	$218.3	$(44.6)	$503.8	$1,124.2	$901.6	$(165.7)	$1,860.1
Cost of purchased transportation	236.7	187.7	(44.6)	379.8	816.1	778.2	(165.7)	1,428.6
Direct operating expenses	31.0	—		31.0	115.4	—	—	115.4
Selling, general & admin. expenses	19.9	27.7	7.6	55.2	72.6	110.5	21.7	204.8
Write-off of computer software	—	—	—	—	11.3	—	—	11.3
Depreciation expense	0.8	0.9	—	1.7	3.4	3.4	0.1	6.9

Income from operations	41.7	2.0	(7.6)	36.1	105.4	9.5	(21.8)	93.1
Interest expense				1.9				8.2

Income before income taxes				34.2				84.9
Income tax				13.8				34.0

Net income				$20.4				$50.9

Diluted Earnings Per Share				$0.54				$1.34

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	4th Quarter				Year
	2005	2004	Variance	%	2005	2004	Variance	%
	GAAP				GAAP
Segments
Revenues
Wholesale	330.1	303.4	26.7	8.8%	1,124.2	999.2	125.0	12.5%
Retail	218.3	261.0	(42.7)	-16.4%	901.6	930.4	(28.8)	-3.1%
Cons. Entries	(44.6)	(33.6)	(11.0)	32.7%	(165.7)	(121.5)	(44.2)	36.4%

Total	503.8	530.8	(27.0)	-5.1%	1,860.1	1,808.1	52.0	2.9%
Income from Operations
Wholesale	41.7	37.3	4.4	11.8%	105.4	99.1	6.3	6.4%
Retail	2.0	0.6	1.4	233.3%	9.5	5.8	3.7	63.8%
Corporate	(7.6)	(7.6)	—	0.0%	(21.8)	(18.4)	(3.4)	-18.5%

Total	36.1	30.3	5.8	19.1%	93.1	86.5	6.6	7.6%
Net Income	20.4	17.0	3.4	20.0%	50.9	47.2	3.7	7.8%
Diluted Earnings per Share	$0.54	$0.44	$0.10	22.7%	$1.34	$1.24	$0.10	8.1%